Exhibit 16

May 2, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read Item 4.01 of America Great Health’s Form 8-K dated May 2, 2023. We agree with the statements made concerning our firm contained therein.

Yours truly,

/s/ WWC, P.C.

San Mateo, California